UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2024

Avinger, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 241-7900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVGR	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On June 13, 2024, Avinger, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 330,000 shares (the “Shares”) of common stock, par value $0.001 per share ( “Common Stock”), of the Company, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 3,284,457 shares of Common Stock (the “Pre-Funded Warrant Shares”), (iii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (the “Series A-1 Common Warrant Shares”), (iv) Series A-2 warrants (the “Series A-2 Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (the “Series A-2 Warrant Shares”), and (v) Series A-3 warrants (the “Series A-3 Warrants,” and together with the Series A-1 Warrants and Series A-2 Warrants, the “Warrants”) to purchase up to an aggregate of 3,614,457 shares of Common Stock (the “Series A-3 Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series A-1 Warrant to purchase one share of Common Stock, one Series A-2 Warrant to purchase one share of Common Stock, and one Series A-3 Warrant to purchase one share of Common Stock. The public offering price for each Share and accompanying Warrants was $1.66, and the public offering price for each Pre-Funded Warrant and accompanying Warrants was $1.659. The Pre-Funded Warrants have an exercise price of $0.001 per share, are exercisable immediately and expire when exercised in full. Each Warrant has an exercise price of $1.66 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (“Warrant Stockholder Approval”). The Series A-1 Warrants expire on the earlier of the five (5) year anniversary following the Warrant Stockholder Approval and sixty (60) days following the public announcement by the Company of the Company receiving FDA clearance of second image-guided coronary device with a therapeutic indication other than diagnostic imaging or coronary CTO crossing. The Series A-2 Warrants expire on the earlier of the twenty-four (24) month anniversary following the Warrant Stockholder Approval and sixty (60) days following the date of the public announcement by the Company of the occurrence of the Company receiving 510(k) clearance of image-guided Coronary CTO crossing device. The Series A-3 Warrants expire on the earlier of the nine (9) month anniversary following the Warrant Stockholder Approval and sixty (60) days following the date of the public announcement by the Company of the occurrence of the Company receiving FDA approval of image-guided Coronary CTO IDE application.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, was approximately $5.3 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on June 17, 2024.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds received in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds received in the Offering, (iii) up to $100,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses, (iv) a non-accountable expense allowance of $25,000 and (v) $15,950 for the clearing expenses.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 216,867 shares of Common Stock (the “Placement Agent Warrant Shares”) (which represents 6.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants have substantially the same terms as the Warrants issued and sold in the Offering, except that the Placement Agent Warrants have an exercise price of $2.075 per share and expire on June 13, 2029.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series A-1 Warrants, the Series A-1 Warrant Shares, Series A-2 Warrants, the Series A-2 Warrant Shares, Series A-3 Warrants, the Series A-3 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on May 24, 2024, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-279738), and declared effective by the SEC on June 13, 2024.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants, the Series A-1 Warrants, the Series A-2 Warrants, the Series A-3 Warrants and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A-1 Warrant, the form of Series A-2 Warrant, the form of Series A-3 Warrant and the form of Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4, 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On June 14, 2024, the Company issued a press release announcing the pricing of the Offering and on June 17, 2024, the Company issued a press release announcing the closing of the Offering. A copy of each such press release is attached as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A-1 Warrant

4.3	Form of Series A-2 Warrant

4.4	Form of Series A-3 Warrant

4.5	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated June 14, 2024

99.2	Press Release, dated June 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: June 17, 2024	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski
Chief Executive Officer